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                                                                    EXHIBIT 23.2


                      Consent of Independent Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 5, 1996 on Hines Horticulture, Inc.'s (formerly Hines Holdings, Inc.) financial statements for the year ended December 31, 1995 included in the Company's Prospectus dated June 22, 1998, filed pursuant to Rule 424(b) of the Securities Act, which relates to the Hines Horticulture Inc.'s Registration Statement on Form S-1 (No. 333-51943), and to all references to our Firm included in this Registration Statement.



ARTHUR ANDERSEN LLP
Orange County, California

July 6, 1998